EXHIBIT 99.2

SPRINGBOX, LTD.

FINANCIAL STATEMENTS

SPRINGBOX, LTD.

Report of Independent Registered Public Accounting Firm

The Board of Limited Partners’ and General Partner
Springbox, Ltd.

We have audited the accompanying balance sheet of Springbox, Ltd. (the “Company”) as of December 31, 2006, and the related statements of operations, partners’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Springbox, Ltd. as of December 31, 2006, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 7 of the financial statements, Enliven Marketing Technologies Corporation acquired the outstanding partnership units of Springbox, Ltd. on October 31, 2007.

PMB Helin Donovan, LLP

/s/ PMB Helin Donovan, LLP

January 9, 2008
Austin, Texas

SPRINGBOX, LTD.
BALANCE SHEETS
As of September 30, 2007 (unaudited) and December 31, 2006

	(unaudited)
ASSETS	September 30,	December 31,
Current assets	2007	2006
Cash and cash equivalents	$614,279	$338,895
Accounts receivable	1,425,542	774,220
Employee advances	-	6,200
Prepaid expenses	14,648	92,466

Total current assets	2,054,469	1,211,781

Property and equipment
Office equipment	277,365	210,927
Furniture, fixtures and leasehold improvements	423,855	314,409
	701,220	525,336
Less: accumulated depreciation	(246,133)	(59,178)

Property and equipment, net	455,087	466,158

Deposits and other assets	14,000	14,000

TOTAL ASSETS	$2,523,556	$1,691,939

LIABILITIES AND PARTNERS’ CAPITAL
Liabilties
Current liabilities
Accrued expenses	$385,441	$258,334
Deferred revenue	638,321	702,789
Other current liabilities	31,377	-

Total current liabilites	1,055,139	961,123

Partners' Capital
Partnership units	188,500	176,125
Retained earnings	1,279,917	554,691

Total Partners' Capital	1,468,417	730,816

TOTAL LIABILITIES AND
PARTNERS' CAPITAL	$2,523,556	$1,691,939

The accompanying notes are an integral part of these financial statements.

SPRINGBOX, LTD.
STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2007 and 2006 (unaudited), and the Year Ended December 31, 2006

	(unaudited)
	September 30,		December 31
	2007	2006	2006
REVENUES
Service revenue	$4,105,556	$2,191,987	$3,119,803
Total revenues	4,105,556	2,191,987	3,119,803
COST OF SALES	1,993,899	846,140	1,267,484
GROSS PROFIT	2,111,657	1,345,847	1,852,319
OPERATING EXPENSES
General and administrative	1,058,837	574,555	1,209,151
Total operating expenses	1,058,837	574,555	1,209,151
OTHER INCOME
Other income, net	4,439	9,338	25,511
Total other income, net	4,439	9,338	25,511
INCOME BEFORE INCOME TAXES	1,057,259	780,630	668,679
Income tax expense	23,800	-	-
NET INCOME	$1,033,459	$780,630	$668,679

The accompanying notes are an integral part of these financial statements.

SPRINGBOX, LTD.
STATEMENTS OF PARTNERS’ CAPITAL
For the Nine Months Ended September 30, 2007 (unaudited)
and the Year Ended December 31, 2006

	Partners’ Capital

	Partnership	Retained
	Units	Earnings

Balance at
December 31, 2005	$159,625	$353,867
Share based compensation	16,500
Distributions		(467,855)
Net Income		668,679

Balance at
December 31, 2006	$176,125	$554,691
Share based compensation	12,375
Distributions		(308,233)
Net Income		1,033,459

Balance at
September 30, 2007	$188,500	$1,279,917

The accompanying notes are an integral part of these financial statements.

SPRINGBOX, LTD.
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2007 (unaudited) and 2006 (unaudited)
and the Year Ended December 31, 2006

	September 30,
	(unaudited)	(unaudited)	December 31,
	2007	2006	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,033,459	$780,630	$668,679
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	186,955	30,141	40,188
Equity based compensation	12,375	12,375	16,500
(Increase) decrease in:
Accounts receivable	(651,322)	(194,441)	(106,817)
Employee advances	6,200	-	-
Prepaid expenses	77,818	(62,923)	(71,389)
Increase (decrease) in:
Accrued expenses	127,107	(93,408)	31,062
Billings in excess of revenues	(64,468)	612,628	421,713
Other current liabilites	31,377	229,964	-
	(273,958)	534,336	331,257

NET CASH PROVIDED BY OPERATING ACTIVITIES	759,501	1,314,966	999,936

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(175,884)	(225,887)	(385,331)
NET CASH USED IN INVESTING ACTIVITIES	(175,884)	(225,887)	(385,331)

CASH FLOWS FROM FINANCING ACTIVITIES

Partners' distribution	(308,233)	(82,105)	(467,855)

NET CASH USED IN FINANCING ACTIVITIES	(308,233)	(82,105)	(467,855)

NET INCREASE IN CASH	275,384	1,006,974	146,750

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	338,895	192,145	192,145
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$614,279	1,199,149	338,895

SUPPLEMENTAL DISCLOSURE
Interest paid	$(19)	-	-

The accompanying notes are an integral part of these financial statements.

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

     Springbox, LTD, a Texas Limited Partnership (the “Company” or “Springbox”), was formed in April, 2004.

     Springbox is an Austin-based interactive services agency that provides digital marketing solutions. Serving clients of all sizes, Springbox helps translate corporate identity into digital assets that enhance the brand. Springbox has built interactive teams for AMD, Callaway, Dell, Disney, LG, General Electric and Toyota.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The interim financial information is unaudited, but reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the financial position and operating results of Springbox for the interim periods. The results of operations for the nine month period ended September 30, 2007, are not necessarily indicative of the results to be expected for the year ending December 31, 2007 or other future periods.

Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less at date of acquisition to be cash equivalents.

Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. The following table shows estimated useful lives of property and equipment:

Classification	Useful Lives

Software	3-5 years
Computer equipment	3-5 years
Furniture, fixtures and leasehold	2-7 years (or the life
improvements	of the lease, if less)

     The Company periodically evaluates the estimated useful lives used to depreciate its assets and the estimated amount of assets that will be abandoned or have minimal use in the future. While the Company believes its estimates of useful lives are reasonable, significant differences in actual experience or significant changes in assumptions may affect future depreciation expense.

     Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for additions, replacements and betterments are capitalized.

Financial instruments and credit risk

     Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents and accounts receivable from customers. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. Accounts receivable are unsecured.

     Receivables are concentrated with a small number of customers (note 5). There were no allowances for credit losses at September 30, 2007 (unaudited) and December 31, 2006.

     The amounts reported for cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value.

Impairment of Long-Lived Assets

     Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated fair values of the long lived assets are based on comparables or estimated cash flows. If an assessment indicates impairment, the impaired asset is written down to its fair value based on the best information available. Considerable management judgment is necessary in order to establish the value of these assets. Changes in assumptions could have a material impact on the financial statements. Assumptions used for these valuations are consistent with internal forecasts. The Company has not made a provision for an impairment loss as of September 30, 2007 (unaudited) or December 31, 2006.

     Management also reviews the period of amortization or depreciation of long-lived assets. During this review, we re-evaluate the significant assumptions used in determining the useful lifes of long-lived assets.

Revenue Recognition

     The Company derives its revenues primarily from service revenue generated through creative and website development work. The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”), as amended by SAB No. 104. Under SAB 101 and SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. For design and implementation projects, the company recognizes revenue when the project is complete and the Company believes customer acceptance has been achieved.

     For retainer projects (which are similar to maintenance projects), the Company recognizes revenue from creative and development services ratably over the life of the retainer project. For non-retainer and non-maintenance projects, the Company recognizes revenue upon acceptance by the customer, which is upon completion of the project.

     The Company also provides professional services (maintenance/managed services) on a fixed price basis. These services are billed monthly or upon completion of the services.

Stock Based Compensation

     Prior to January 1, 2006, the Company accounted for share based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees,” and related Interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation.” Effective January 1, 2006, as a non-public entity that previously used the minimum value method for proforma disclosure purposes under SFAS No. 123, the Company adopted the fair value recognition provisions of SFAS 123(R), “Share-Based Payment,” using the prospective-transition method. Accordingly, the provisions of SFAS No. 123(R) are applied prospectively to new awards and to awards modified, repurchased or cancelled after the adoption date.

Recently Issued Accounting Pronouncements

     In September 2006, FASB Standard No. 157, Fair Value Measurements (“FAS 157”), was issued and is effective for fiscal years beginning after November 15, 2007. FAS 157 defines fair value, establishing a framework for measuring fair value and expands disclosure about fair value measurements. Management is currently evaluating the application of FAS 157 to the Company and its impact, if any, resulting from the adoption of FAS 157 on the Company’s financial statements.

NOTE 3 - PARTNERS' CAPITAL

Limited Partnership Agreement and Partnership Capital

     The Company was initially formed with Springbox GP, LLC as the 1% general partner and two individuals as the 99% limited partners. There were three classes of units authorized: General Partner (“GP”) Units, Common Units, and Preferred Units. A total of 10 GP Units, 890 common units and 200

Preferred Units were authorized for issuance. On the formation date 10 GP Units were issued to Springbox GP, LLC for $1 and 790 Common Units were issued to the two individuals for total consideration of $2.

     The terms, conditions, rights, and obligations applicable to the GP Units, Common Units, and Preferred Units are summarized below.

Voting

The holder of each of the GP Units, Common Units and Preferred Units shall be entitled to one vote. The General Partner shall have the sole authority to cause the Company to issue from time to time additional Common Units and Preferred Units, any additional classes or series of Units, or any other type of equity security that the Company may lawfully issue, all without the consent or approval of the holders of Units.

Preferred Return

The Preferred Units have a preferred return of their $1,250 per unit initial investment price and then share net income on a pro rata with the GP Units and Common Units in proportion to their sharing ratio until they have earned an additional $3,750 per Preferred Unit.

The Sharing Ratio means the ratio of the number of units held by such partner to the aggregate units which are issued and outstanding.

Distributions

The General Partner may declare, and the Company may pay, Distributions on the GP Units, Common Units, and Preferred Units, and/or on any other series of Units, which distributions may be paid in cash or property. Such distributions shall be made in the following priorities and ratios:

General

(i)

First, 100% to the Preferred Units, in proportion to the number of Preferred Units held, until the cumulative amount distributed equals $1,250 per Preferred Unit (the initial investment per Preferred Unit);

(ii)

Second, in proportion to number of GP Units, Common Units, and Preferred Units held, in proportion to their Sharing ratios, until the cumulative amount distributed to the Preferred Units is $5,000 per Preferred Unit on a cumulative basis (including distributions pursuant to (i) above);

(iii)	Third, to the GP Units and Common Units, in proportion to their Sharing Ratios.

Unit Repurchase

     The Company shall have the right of first refusal to purchase all or any part of any units being held for sale. A limited partner may dispose of all or any partnership units only with the consent of the general partner.

Preferred Units

     On April 16, 2004 eighty Preferred Units were sold to two individuals related to the original limited partners in exchange for $100,000 ($1,250 per Preferred Unit).

Restricted Common Units

     On May 23, 2005 thirty-three Units designated as “Restricted Common Units” were issued to an employee in consideration for future services. Such Common Units are subject to the restrictions set forth in the agreement between the Company and the employee, and vested over four years. The fair value of the units amounted to $66,000 at the grant date which was calculated using the minimum value method, pursuant to SFAS 123.

     The Restricted Common Units shall be subject to the following restrictions:

Vesting Schedule. The Employee must be in continuous employment by the Company from May 23, 2005 through each applicable vesting date set forth below in order for the Restricted Common Units that have been issued to such Employee to become vested on the applicable vesting date. Each Employee’s Restricted Common Units shall vest in accordance with the following schedule:

Number of
Restricted Common Units	Vesting Date
8	March 7, 2006
8	March 7, 2007
8	March 7, 2008
9	March 7, 2009

Dividends and Voting Rights; Transfer. The Employee shall be entitled to receive all distributions made with respect to the Restricted Common Unit registered in such Employee’s name and to vote or execute proxies with respect to such Restricted Common Units unless and until the Registered Common Units are forfeited.

Call Right. At or after a termination of the Employee’s employment for any reason, the Company may require such Employee to sell to the Company any or all of the Restricted Common Units then held by such Employee. The purchase price to be paid by the Company for the purchase of Restricted Common Units pursuant to a Call Notice shall be the fair value of the Common Units, as determined in the agreement between the Company and the employee.

Allocations of Net Income and Net Loss

Net Income shall be allocated among the Partners as follows:

(i)

Among the Partners, in proportion to and until such partners has been allocated the cumulative amount of net loss previously allocated to such partner and then to eliminate any deficit balance in the partners capital account.

(ii)	Next, to the partners in proportion to their sharing ratios, until the cumulative amount of net income allocated to the Preferred Units equals the cumulative amount of $3,750.

(iii)	Next, to the holders of GP Units and Common Units, in proportion to the number of GP Units and Common Units held by each.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Leases

     The Company conducts its operations in a leased facility under a lease classified as an operating lease. The Company has no leases with terms in excess of two years as of December 31, 2006.

     Rental expense for operating leases during the nine months ended September 30, 2007, and the year ended December 31, 2006 was approximately $130,000 (unaudited), and $100,000, respectively. Future annual lease obligations will amount to $170,000.

Litigation

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operation or liquidity.

NOTE 5– CONCENTRATIONS

     Revenues are concentrated in the marketing services industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results. The Company is also dependent on a limited number of suppliers for telecommunications equipment.

     As of September 30, 2007 (unaudited), and December 31, 2006 and for the nine months ended September 30, 2007 (unaudited) and 2006 (unaudited) and the year ended December 31, 2006 revenue, receivables and deferred revenue by significant customers:

September 30, 2007 (unaudited)

	Revenues		Receivables		Deferred Revenue
Customer A	$1,567,243	38%	$224,651	16%	$252,101	39%
Customer B	930,882	23%	793,407	56%	$117,333	18%
Customer C	438,792	11%	128,231	9%	$-	0%
Customer D	286,252	7%	150,225	11%	$71,130	11%

December 31, 2006
	Revenues		Receivables		Deferred Revenue
Customer A	$1,635,125	52%	$525,933	68%	$574,577	82%
Customer C	$375,450	12%	$27,086	3%	$-	0%
Customer E	$243,560	8%	$132,641	17%	$19,313	3%

September 30, 2006 (unaudited)
	Revenues
Customer A	$1,270,069	58%
Customer B	$268,375	12%
Customer C	298000	14%

NOTE 6 - INCOME TAXES

     The Company was formed as a Texas limited partnership. The Company has elected to be treated as a partnership for federal income tax purposes. As a partnership, the federal income taxes are the responsibility of the individual shareholders. The Company is subject to state income tax expense. The Company’s provision for income taxes for the tax year ended September 30, 2007 consists of approximately $24,000 (unaudited) of Texas gross margin tax. A tax law change in Texas became effective for the Company“s fiscal year ended December 31, 2007. Accordingly, there were no taxes due under this provision prior to January 1, 2007.

NOTE 7 – SUBSEQUENT EVENT

     On October 31, 2007, Enliven completed its previously announced acquisition of all of the outstanding partnership interests of Springbox.